Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), Jonathan Will McGuire, Chief Executive Officer (Principal Executive Officer) and Thomas B. Miller, Chief Financial Officer (Principal Financial and Accounting Officer) of Second Sight Medical Products, Inc. (the “Company”), each hereby certifies that, to the best of his knowledge:

1.	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Second Sight Medical Products, Inc. and will be retained by Second Sight Medical Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 3, 2017	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer
(Principal Executive Officer)

/s/ Thomas B. Miller
Thomas B. Miller
Chief Financial Officer
(Principal Financial and Accounting Officer)